OMNIBUS BILL OF SALE AND ASSIGNMENT

CEELOX, INC., a Florida corporation, having a place of business at 13976 Lynmar Boulevard, Tampa, FL 33606 ("**Grantor**) for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by **CIP, LLC**, a Kansas limited liability company, having a place of business at 10801 Mastin, Suite 920, Overland Park, KS 66210 and its designees and assigns ("**Grantee**"), the receipt and sufficiency of which are hereby acknowledged, does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor's right, title, and interest in and to all personal property, contract rights and other assets or rights of any type or nature ("**Assets**") owned by Grantor including, but not limited to, those Assets listed on **Exhibit "A"** attached hereto and incorporated herein.

All of the Assets transferred hereby are transferred free and clear of all encumbrances, including without limitation, mortgages, liens, hypothecations, prior claims, charges and servitudes, restrictive covenants, assignments of stock in trade, conditional sale agreements, restrictions on transfer, due and unpaid taxes and other encumbrances of title, of any sort whatsoever.

Grantor agrees that it shall execute and deliver or cause to be executed and delivered from time to time such further instruments, documents, agreements, consents and assurances and take such other actions as Grantee reasonably may require to more effectively convey, transfer to and vest in Grantee and to put Grantee in possession of any property being sold, assigned, transferred, conveyed and delivered hereunder.

This instrument shall be binding upon, inure to the benefit of and be enforceable by Grantor, Grantee and their respective successors and assigns.

This instrument shall be deemed to have been made and shall be construed and interpreted in accordance with laws of the State of Kansas.

IN WITNESS WHEREOF, Grantor has executed this Assignment effective as of August 12, 2011.

CEELOX, INC., a Florida corporation

By: ______________________________

Name:______________________________

Title:______________________________

Exhibit "A"

List of Assets

The "**Assets**" consist of all of Assignor's right, title and interest in and to the following that are now owned by Assignor, wherever located:

(1) all goods and equipment, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing;

(2) all inventory, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Assignor's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(3) all contract rights (including license rights and option rights) and general intangibles (including payment intangibles);

(4) all intellectual property rights, accounts, contract rights, royalties, license rights and all other forms of obligations owing to Assignor and arising out of the sale or lease of goods, the licensing of technology or other intellectual property rights or the rendering of services by Assignor, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Assignor;

(5) all documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper and Assignor's books relating to the foregoing;

(6) all of Assignor's books, records and data relating to any of the foregoing in any form whatsoever and any and all claims, rights and interests in any of the above and all substitutions therefor, additions and accessions thereto and proceeds thereof;

(7) all rights, remedies, powers and/or privileges of Assignor with respect to any of the foregoing; and

(8) any and all proceeds and products of the foregoing, including, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property that have been received upon the sale or disposition of any of the foregoing.